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                                                                   EXHIBIT 99(r)

                             SECRETARY'S CERTIFICATE

I, Scott M. Zoltowski, Assistant Secretary of the Select Sector SPDR(R) Trust (the "Trust"), hereby certify that the following resolution was approved by a majority of the Board of Trustees of the Trust at a meeting held on November 15, 2004:

      RESOLVED, that Mary Moran Zeven be, and hereby is, authorized to execute and sign on behalf of Donald A. Gignac, as President of the Trust, and Michael P. Riley, as Treasurer and CFO of the Trust, all amendments to the Trust's Registration Statement on Form N-1A pursuant to powers of attorney from Donald A. Gignac and Michael P. Riley.

In witness whereof, I have hereunto set my hand this January 25, 2005.

                                                     /s/ Scott M. Zoltowski
                                                     ----------------------
                                                     Scott M. Zoltowski
                                                     Assistant Secretary